                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of August 29, 2005 (this
"Agreement"), between RelationServe Media, Inc., a Nevada corporation (the
"Corporation") and RelationServe Media, Inc., a Delaware corporation (the
"Subsidiary").

                                   WITNESSETH:

     WHEREAS, the Subsidiary desires to acquire all the assets, and to assume all of the liabilities and obligations, of the Corporation by means of a merger of the Corporation with and into the Subsidiary, with the Subsidiary being the surviving corporation (the "Merger");

     WHEREAS, the Subsidiary is a wholly-owned subsidiary of the Corporation;

     WHEREAS, Section 92A.100 of the Nevada Revised Statutes ("Nevada Law") and
Section 253 of the Delaware General Corporation Law (the "DGCL"), authorize the merger of a Nevada corporation into a Delaware corporation;

     WHEREAS, simultaneously with the Merger, the Subsidiary shall change its name to RelationServe Media, Inc. (the "Surviving Corporation"), which Surviving
Corporation shall be the surviving entity and continue its existence as a
Delaware corporation; and

     WHEREAS, the stockholders and Board of Directors of the Corporation and the
Subsidiary have approved this Agreement and the consummation of the
Merger.

     NOW THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. THE MERGER.

     (a) At the Effective Time, the Corporation shall be merged, the separate existence of the Corporation shall cease and the Surviving Corporation shall be the surviving entity and continue its existence as a Delaware corporation;

     (b) EFFECTIVE TIME OF MERGER. The Merger shall become effective on the date that a Certificate of Merger with respect to the Merger is accepted for filing by the Office of the Secretary of State of Delaware (the "Effective Time") and
all other filings or recordings required by the Nevada General Corporation Law and the Delaware General Corporation Law in connection with the Merger are made.

     SECTION 1.02. MERGER CONSIDERATION.

     At the Effective Time, each share of common stock, par value $0.001 per share of the Corporation which shall be issued and outstanding immediately prior to the Effective Time shall be converted into an issued and outstanding share of common stock, par value $0.001 per share of the Surviving Corporation, and from and after the Effective Time, the holders of all said issued and outstanding shares of stock of the Corporation shall automatically become holders of shares of the Surviving Corporation, whether or not certificates representing said shares are then issued and delivered.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

     SECTION 2.01. BYLAWS; CERTIFICATE OF INCORPORATION. The certificate of incorporation of the Subsidiary, as in effect immediately prior to the Effective
Time, shall be the certificate of incorporation of the Surviving Corporation unless and until thereafter amended in accordance with its terms and applicable law. The bylaws of the Subsidiary as in effect immediately prior to the
Effective Time shall be the bylaws of the Surviving Corporation unless and until thereafter amended in accordance with applicable law.

     At the Effective Time the name of the Surviving Corporation shall be the name of the Corporation.

                                  ARTICLE III

                        TRANSFER AND CONVEYANCE OF ASSETS
                          AND ASSUMPTION OF LIABILITIES

     SECTION 3.01. TRANSFER, CONVEYANCE AND ASSUMPTION. At the Effective Time,
the Subsidiary shall continue in existence as the Surviving Corporation, and without further transfer, succeed to and possess all of the rights, privileges and powers of the Corporation, and all of the assets and property of whatever kind and character of the Corporation shall vest in the Surviving Corporation without further act or deed; thereafter, the Surviving Corporation, shall be liable for all of the liabilities and obligations of the Corporation, and any claim or judgment against the Corporation may be enforced against the Surviving
Corporation in accordance with Section 92A.100 of the Nevada Law and Section 253 of the DGCL.

     SECTION 3.02. FURTHER ASSURANCES. If at any time the Subsidiary shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving
Corporation the title to any property or right of the Corporation, or otherwise to carry out the provisions hereof, the proper representatives of the
Corporation as of the Effective Time shall execute and deliver any and all proper deeds, assignments, and assurances and do all things necessary or proper to vest, perfect or convey title to such property or right in the Surviving
Corporation, and otherwise to carry out the provisions hereof.

                                   ARTICLE IV

                                  MISCELLANEOUS

     SECTION 4.01. AUTHORIZED PERSON. Danielle Karp, the President of the
Corporation, shall be authorized, at such time in her sole discretion as she deems appropriate to execute, acknowledge, verify, deliver, file and record, for and in the name of the Corporation any and all documents and instruments including, without limitation, the certificate of incorporation of the Surviving
Corporation and the Certificate of Merger, and shall do and perform any and all acts required by applicable law which the Surviving Corporation deems necessary or advisable, in order to effectuate the Merger.

     SECTION 4.02. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The
representations and warranties and agreements contained in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

     SECTION 4.03. AMENDMENTS; NO WAIVERS. (a) Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by the
Corporation and the Subsidiary.

     (b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 4.04. INTEGRATION. All prior or contemporaneous agreements, contracts, promises, representations, and statements, if any, between the
Subsidiary and the Corporation, or their representatives, are merged into this
Agreement, and this Agreement shall constitute the entire understanding between the Subsidiary and the Corporation with respect to the subject matter hereof.

     SECTION 4.05. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

     SECTION 4.06. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware, without reference to principles of conflicts of law.

     SECTION 4.07. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the
29th day of August, 2005.

                                       RELATIONSERVE MEDIA, INC,
                                       a Nevada corporation

                                       By: /s/  Danielle Karp
                                          ---------------------------------
                                          Name:  Danielle Karp
                                          Title: President

                                       RELATIONSERVE MEDIA, INC.,
                                       a Delaware corporation

                                       By: /s/ Danielle Karp
                                          --------------------------------------
                                          Name:  Danielle Karp
                                          Title: President